Exhibit 10.1

CREDIT AGREEMENT

Dated as of October 3, 2022

IMMUNOGENX, INC.

as Borrower

and

MATTRESS LIQUIDATORS, INC.

as Lender

Exhibits and Schedules

Exhibit A      —      Form of Advance Request

CREDIT AGREEMENT

This Credit Agreement is entered into as of October 3, 2022, by and between IMMUNOGENX, INC., a Delaware corporation (“Borrower”), and MATTRESS LIQUIDATORS, INC., a Colorado corporation (together with its successors and assigns, “Lender”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 1.1 hereof.

PRELIMINARY STATEMENT

WHEREAS, Borrower has requested, and Lender has agreed to extend, a revolving loan on the terms and conditions of this Agreement; and

WHEREAS, Borrower has requested Lender enter into this Agreement and the other Loan Documents.

Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.      Definitions; Interpretation.

Section 1.1. Definitions. The following terms when used herein shall have the following meanings:

“Advance” means a cash advance under the Note.

“Advance Request” is defined in Section 2.2 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Attorney’s Fees and Costs” means attorneys’ fees, costs and expenses, expert witness fees, investigation costs and expenses, court costs, receivership fees and costs, and disbursements.

“Borrower” means ImmunogenX, Inc., a Delaware corporation.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Denver, Colorado.

“Closing Date” means the first Business Day upon which each condition described in Section 6 shall be satisfied in a manner reasonably acceptable to Lender or waived by Lender in writing.

“Closing Fee” is defined in Section 3.2.

“Collateral” shall mean, collectively, the (i) the “collateral” as defined in the Security Agreement the , (ii) the assignment of the Stanford Agreement, and (iii) all other assets pledged by Borrower to Lender as collateral for the Revolving Loan.

“Collateral Assignment” shall mean the Collateral Assignment of Exclusive Agreement relating to the assignment of the Stanford Agreement, of even date herewith, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time.

“Collateral Documents” means the Collateral Assignment, the Security Agreement, the Security Agreement – PTO and all other security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, or any part thereof.

“Commitment” means Six Million and 00/100 Dollars ($6,000,000.00).

“Credit Event” means the advancing of any Loan in which the proceeds thereof have been delivered to a Borrower.

“Cure Period” is defined in Section 8.1(c).

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Rate” is defined in Section 2.5.

“Distribution” means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of such Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.

“Environmental Laws” is defined in Section 7.11.

“Event of Default” is defined in Section 8.1.

“Excess Interest” is defined in Section 9.19.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Guaranty” means an Unconditional Guaranty of Payment, to be dated of even date herewith, to be executed by each Guarantor.

“Guarantor” means, individually, each of Jack A. Syage, an individual, The Jack A. Syage and Elizabeth T. Syage Revocable Trust, dated November 30, 1999, and any other Person who executes and delivers a Guaranty for the benefit of Lender, and “Guarantors” means, collectively, Jack A. Syage, an individual, The Jack A. Syage and Elizabeth T. Syage Revocable Trust, dated November 30, 1999, and any other Person who executes and delivers a Guaranty for the benefit of Lender.

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, or petroleum, and all other chemicals, wastes, substances and materials listed in, regulated by, subject to, or deemed hazardous or toxic under any Environmental Law.

“Indebtedness” means, with respect to any Person, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, indentures, notes, or similar instruments upon which interest payments are customarily made; (c) all obligations of such Person under conditional sale or other title retention agreements relating to the property purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person; (e) all indebtedness secured by any Lien on, or payable out of the proceeds of production from property owned or acquired by such Person, whether or not the obligations secured have been approved by such Person; (f) all guarantees of such Person with respect to indebtedness of the type referred to in this definition of another Person; (g) the principal portion of all obligations of such Person under capital leases; (h) all obligations of such Person under hedging agreements; and (i) the principal component of payments due on any capital lease or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar or off-balance sheet financing product, other than operating leases that do not constitute any of the foregoing, during the applicable period ending on such date, determined on a consolidated basis and calculated on a consistent basis.

“Insurance” is defined in Section 7.4. “Lender Party” is defined in Section 9.13.

“Lender” means Mattress Liquidators, Inc., a Colorado corporation.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property.

“Loan Availability” shall mean, at any time, the Commitment then in effect minus the outstanding balance under the Revolving Loan and minus the Revolving Loan Sublimit.

“Loan Documents” means this Agreement, the Note, each Guaranty, the Collateral Documents, the Warrant, any subordination agreement, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Party” means, Borrower and each Guarantor, and “Loan Parties” means, collectively, Borrower and Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or condition (financial or otherwise) of Borrower taken as a whole, (b) a material impairment of the ability of Borrower to perform its material obligations under any Loan Document, or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Borrower of any Loan Document or the rights and remedies of Lender thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document (which may, however, be subject to Permitted Liens).

“Maturity Date of the Revolving Loan” means October 3, 2024.

“Maximum Rate” is defined in Section 9.19.

“Note” shall mean that certain Revolving Loan Promissory Note, of even date herewith, executed by Borrower and payable to Lender, in the principal amount of the Commitment, as the same may be amended, modified, restated or supplemented from time to time.

“Note Rate” shall mean a per annum floating rate equal to the WSJ Prime Rate plus 4.50%.

“Obligations” means all obligations of Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other obligations incurred by Borrower under any agreement between Borrower and Lender or any Affiliate of Lender, all payment obligations of Borrower arising under or in relation to any Loan Document, or any other agreement between Borrower and Lender, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Pass-Through Entity Tax Liabilities” means (without duplication) the amount of state and federal income tax paid or to be paid by a Borrower’s owners on taxable income earned by such Borrower and attributable to the owners as a result of such Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the owners from or through such Borrower.

“Permitted Liens” shall mean the Liens described in Section 7.8.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries.

“Revolving Loan” means the loan described in Section 2 of this Agreement.

“Revolving Loan Sublimit” means One Million and 00/100 Dollars ($1,000,000.00).

“Revolving Loan Termination Date” shall mean the earliest to occur of the following: (i) the Maturity Date of the Revolving Loan; (ii) the date Borrower prepays the Revolving Loan in full in accordance with Section 2.4; or (iii) the date on which the Commitment is terminated in whole pursuant to Section 8.2 and Section 8.3.

“Security Agreement” means that certain Security Agreement, of even date herewith, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time.

“Security Agreement – PTO” means that certain Patent and Trademark Security Agreement, of even date herewith, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time.

“Solvent” means, with respect to any Person, such Person (a) owns Property whose total fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose total present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Document, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for Property within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested unrelated buyer who is willing (but under no compulsion) to purchase.

“Stanford Agreement” means that certain Exclusive Agreement between The Board of Trustees of the Leland Stanford Junior University and Alvine Pharmaceuticals, Inc., dated as of September 19, 2005 as assigned to Borrower, as amended and as the same may be further amended, modified, supplemented or restated from time to time.

“Subsidiary” or “Subsidiaries” shall mean as to any Person (a) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned, directly or indirectly through Subsidiaries, by such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a fifty percent (50%) interest in total equity, total income and/or total ownership interest of such entity at any time.

“Subordinated Debt” means any and all loans or advances made to Borrower by any of such Borrower’s members, Affiliates of Borrower or Affiliates of Borrower’s members and any Indebtedness of Borrower (including any convertible notes and other investor notes).

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“Uniform Commercial Code” means Article 9 of the Uniform Commercial Code for the State of Colorado as of the date of this Agreement.

“Warrant” means that certain Warrant, on or about the date herewith, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time, wherein Borrower shall grant to Lender, or its assigns, the right to acquire up to 24,100 shares of Borrower’s stock at a valuation of $10.38 per share, representing $250,158 of enterprise value.

“WSJ Prime Rate” means, at the time of any determination, the variable interest rate published from time to time by the Wall Street Journal as the “prime rate” as quoted in the Wall Street Journal “Money Rates” table; each change in the Wall Street Journal prime rate shall be effective on the date such change is published. If multiple prime rates are quoted in the table, then the highest prime rate will be the WSJ Prime Rate. If the Wall Street Journal prime rate is unavailable or is no longer quoted, Lender may select such replacement index as approximates the Wall Street Journal prime rate. The WSJ Prime Rate may not necessarily represent the lowest interest rate charged by Lender for commercial or other extensions of credit. The WSJ Prime Rate shall change from time to time, and such changes shall be effective without prior notice to Borrower.

Section 1.2. Interpretation. Any word herein which is expressed in the masculine, feminine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural. The words “hereof,” “herein,” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context in which used clearly requires otherwise, in each Loan Document, “or” has the inclusive meaning represented by the phrase “and/or”, and the words “shall” and “will” have the same meaning and effect as “must” and indicate a requirement or obligation. Use of the word “including” shall mean “including, without limitation” unless otherwise specifically expressed. All certifications made or signatures provided by any authorized representative of each such Borrower shall be made and given by any such person in such capacity as an officer, and not in any individual or personal capacity. All references to time of day herein are references to Denver, Colorado time unless otherwise specifically provided. All references in this Agreement or any other Loan Document to (a) the preamble or any section means, unless the context otherwise requires, the preamble or a section of this Agreement or (b) any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

SECTION 2.      The Credit Facilities.

Section 2.1. Revolving Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, prior to the Revolving Loan Termination Date, and provided no Event of Default shall exist or the occurrence of any event which, with the giving of notice or the passage of time, or both, will become an Event of Default hereunder, Lender will, at Borrower’s request, cause cash advances to be made pursuant to the Revolving Loan to be issued for the account of Borrower; provided, however, no Advance shall be made in an amount wherein the aggregate of all Revolving Loans exceeds Loan Availability for the Revolving Loan then in effect. Subject to the terms and conditions hereof, Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Loan Termination Date. If at any time the outstanding aggregate principal balance of the Revolving Loans exceeds the Loan Availability, Borrower shall immediately, and without the necessity of a demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess, and a failure to do so shall constitute an Event of Default. In the event that the availability of the Revolving Loan hereunder expires by the terms of this Agreement, or by the terms of any agreement extending the Maturity Date of the Revolving Loan, Lender may, in its sole discretion, continue to make requested advances; however, it is expressly acknowledged and agreed that, in such event, Lender shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of the Revolving Loan at any time and the making of any such advances shall not be construed as a waiver of such right by Lender.

Section 2.2. Disbursement of Revolving Loan. Subject to the terms and conditions of this Agreement and the Loan Documents, each request for an Advance of a Revolving Loan, shall be in a form acceptable to Lender (the form of the Advance Request is set forth in Exhibit “A”, as the same may be reasonably modified by Lender from time to time) (“Advance Request”), certified by an Authorized Representative of Borrower, and shall be accompanied by such information as Lender may reasonably require from time to time, in its sole but reasonable discretion. Lender may refuse to fund, or delay funding of, any Advance Request until Lender has reviewed, analyzed and approved such Advance Request and all supporting documentation and information. Lender shall not be obligated to make any Advance on or after the Revolving Loan Termination Date, or following the occurrence and during the continuance of an Event of Default, or that would cause the outstanding principal balance of all Revolving Loans to exceed the Revolving Loan Availability then in effect. Except as otherwise set forth herein and subject to the express conditions set forth herein, if Lender has received an Advance Request for a new Revolving Loan Advance by 2:00 p.m. (Denver time), Lender shall make available its Loan in funds immediately available at the office of Lender in Denver, Colorado not later than 8:00 a.m. (Denver time) on the Business Day following the date of such Advance Request. If Lender receives an Advance Request for a new Revolving Loan Advance after 2:00 p.m. (Denver time), Lender shall make available the Revolving Loan in funds immediately available at the office of Lender in Denver, Colorado not later than 8:00 a.m. (Denver time) two (2) Business Days after the date of such Advance Request. Borrower agrees that Lender may rely on any such telephonic or electronically transmitted notice of a requested advance given by any person Lender in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if Lender has acted in reliance thereon. Lender shall make the proceeds of each new Revolving Loan Advance available to Borrower by transferring such funds to Borrower’s operating account or as Borrower and Lender may otherwise agree. Notwithstanding the above or anything to the contrary contained herein, Borrower may not request advances against the Revolving Loan Sublimit.

Section 2.3.      Interest on the Revolving Loan and Principal Payments.

(a)            Interest. Subject in all cases to the terms and conditions of this Agreement, for the period beginning on the Closing Date and ending on the Revolving Loan Termination Date the Revolving Loan or Revolving Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the unpaid principal amount thereof from the date such Revolving Loan is advanced until maturity (whether by acceleration or otherwise) at a floating rate per annum equal to the Note Rate (including at the Default Rate, if applicable), payable in arrears on the 1st day of each calendar month, with payments beginning on the 1st day of the month following the Closing Date, and continuing on the 1st day of each calendar month thereafter.

(b)            Payment in Full on Revolving Loan Termination Date. Notwithstanding anything to the contrary contained herein or in any other Loan Document, if not sooner paid as set forth herein or in any of the other Loan Documents, the entire unpaid outstanding balance of the Revolving Loan, together with interest and any other unpaid charges, shall mature and become due and payable by Borrower on the Revolving Loan Termination Date.

(c)            Authorization to Lender. Borrower hereby requests and authorizes Lender to make advances directly to itself for monthly interest payments against the Revolving Loan Sublimit in accordance with Section 4.3.

Section 2.4. Prepayments. Borrower may prepay in whole or in part any of the Revolving Loans at any time without payment of any penalty or premium. Any prepayments received in accordance with this Section will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make regularly scheduled payment due hereunder. Rather, such prepayment will reduce the principal balance due. Notwithstanding any such repayments of Advances under the Revolving Loans, subject in all cases to the terms and conditions of this Agreement and the other Loan Documents, Borrower shall be entitled without penalty to borrow, repay and re-borrow Advances under the Revolving Loan on a revolving basis until the Revolving Loan Termination Date.

Section 2.5. Default Rate and Late Fees. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or at maturity or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the unpaid principal amount of the Revolving Loan until paid in full at a rate per annum equal to Eighteen percent (18.0%) per annum, for so long as such Event of default shall be continuing (the “Default Rate”). No delay by Lender in electing to receive interest at the Default Rate after an Event of Default or at maturity or after acceleration shall be deemed a waiver by Lender of such right. In addition to default interest, if any regularly scheduled payment of principal or interest is ten (10) days or more late (including at maturity), Borrower will be charged a late fee equal to five percent (5.0%) of the regularly scheduled payment (including the balance at maturity, in the event of a default in the payment of the balance at maturity). While any Event of Default exists or after acceleration, interest shall be paid upon the demand of Lender. No delay by Lender in electing to receive interest at the Default Rate after an Event of Default or at the Maturity Date of the Revolving Loan shall be deemed a waiver by Lender of such right. The interest rate will not exceed the maximum rate permitted by applicable law.

Section 2.6. Collateral. The repayment of the Obligations shall be secured by: (a) a perfected security interest in all of the Collateral pledged by Borrower, subject only to Permitted Liens, and (b) all other Property of Borrower now or hereafter pledged to Lender to secure repayment of any of the Obligations.

Section 2.7. Protective Advance. Lender may initiate an advance in its sole discretion for any reason when an Event of Default exists or after the Revolving Loan Termination Date, without any Borrower’s compliance with any of the conditions of this Agreement, and (a) disburse the proceeds directly to any Person in order to protect Lender’s interest in Collateral or to perform any of any Borrower’s obligations under this Agreement, or (b) apply the proceeds to the amount of any Obligations then due and payable to Lender.

SECTION 3.      Fees And Expenses.

Section 3.1. Transaction Fees and Expenses. Borrower shall pay to Lender on the Closing Date, all of Lender’s reasonable costs and expenses, including, without limitation, Lender’s reasonable Attorney’s Fees and Costs, Uniform Commercial Code and other public record searches, lien filings, title insurance, recording fees, Federal Express or similar express or messenger delivery costs for work done with respect to the preparation and negotiation of the Loan Documents. Borrower agrees and acknowledges that the fees outlined in this Section are earned fully as of the Closing Date and will not be subject to refund, except as required by law.

Section 3.2. Upfront Closing Fee. On the Closing Date Borrower shall pay to Lender a one- time non-refundable upfront closing fee equal to Sixty Thousand and 00/100 Dollars ($60,000.00) (“Closing Fee”). Borrower agrees and acknowledges that the fees outlined in this Section are earned fully as of the Closing Date and will not be subject to refund, except as required by law. Borrower hereby requests and authorizes Lender to advance directly to itself the Closing Fee against the Revolving Loan Sublimit in accordance with Section 4.3.

Section 3.3. Inspection Fees. At Lender’s option and request, Borrower shall pay to Lender reasonable fees and out-of-pocket costs incurred in connection with inspection of the Collateral performed by Lender or its agents or representatives as more particularly described in Section 7.7.

SECTION 4.      Place And Application Of Payments.

Section 4.1. Place of Payment. All payments of principal and interest on the Loans and of all other Obligations payable by Borrower under this Agreement and the other Loan Documents shall be made by Borrower to Lender by no later than 2:00 p.m. (Denver time) on the due date thereof by ACH, wire transfer, or in person at the office of Lender located at Mattress Liquidators, Inc., Attn: David Dolan, 1435 White Hawk Ranch Drive, Boulder, CO 80303 (or such other location as Lender may designate to any Borrower) or other method as may be agreed to by Lender. Any payments received after 2:00 p.m. (Denver time) on the due date thereof shall be deemed to have been received by Lender on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim.

Section 4.2. Application of Payments. Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by Lender after acceleration or the final maturity of the Obligations or termination of the Commitment as a result of an Event of Default shall be remitted to Lender and distributed as follows:

(a)   first, to the payment of any outstanding reasonable costs and expenses incurred by Lender, and any security trustee therefor, in enforcing the Liens maintained by Lender on the Collateral, in enforcing rights under the Loan Documents, and in any event including all reasonable costs and expenses of a character which Borrower has agreed to pay Lender;

(b)   second, to the payment of any outstanding interest and fees due under the Loan Documents;

(c)	third, to the payment of principal on the Note;

(d)	fourth, to the payment of all other unpaid Obligations; and

(e)	finally, to Borrower or whoever else may be lawfully entitled thereto.

Section 4.3. Authorization for Direct Payment. To effectuate any payment due under this Agreement, Borrower hereby requests and authorizes Lender to make advances directly to itself (to be charged against the Revolving Loan Sublimit) for payment and reimbursement of all interest, charges, actual and reasonable costs and expenses incurred by Lender in connection with the Loan, including, but not limited to, (i) interest due on the Loan, the Closing Fee, and other fees due to Lender in connection with the Loan; (ii) all filing, search, recording and registration fees and charges; (iii) all casualty, liability or other insurance premiums; and (iv) all reasonable Attorney’s Fees and Costs, including, without limitation, counsel engaged in connection with the enforcement or administration of this Agreement or any of the Loan Documents.

SECTION 5.      Representations And Warranties Of Borrower.

Borrower represents, warrants and covenants to Lender that all representations, warranties and covenants of Borrower contained in this Agreement shall be true at the time of Borrower’s execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true, except where such representations or warranties expressly relate to an earlier date, until the repayment in full of all of the Obligations and termination of this Agreement. Borrower represents and warrants to Lender as follows:

Section 5.1. Organization and Qualifications. Borrower is validly existing under the laws of the State of its formation and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

Section 5.2. Authority and Validity of Obligations. Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to grant to Lender the Liens described in the Collateral Documents to which it is a party, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. The Loan Documents delivered by Borrower have been duly authorized, executed, and delivered by Borrower and constitute valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by Borrower of any of the matters and things herein or therein provided for, (a) violate or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Borrower or any organizational documents of Borrower, (b) violate or constitute a default under any covenant, indenture or agreement of or affecting Borrower, in each case where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon the Collateral other than the Liens granted in favor of Lender pursuant to the Collateral Documents.

Section 5.3. Use of Proceeds; Illegal Activities; Margin Stock. Borrower shall use the proceeds of the Revolving Loan for working capital purposes. Borrower covenants and agrees not to use the Revolving Loan for any other purpose, including the payment of any distributions or payments with respect to Subordinated Debt. Borrower is not engaged in any illegal activities as determined under applicable federal, state or local law, and no part of the proceeds of the Revolving Loan will be used in the furtherance of any illegal activities. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Revolving Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 5.4. Financial Reports. The financial statements, heretofore furnished to Lender by Borrower, fairly present in all material respects the consolidated financial condition of Borrower as at said dates and the consolidated results of its operations for the periods then ended in conformity with GAAP applied on a consistent basis. As of the dates of such financial statements, Borrower has no material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since the date of such statements, and as of the date of such statement(s) there will have been been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of Borrower.

Section 5.5. Full Disclosure. The written statements and information furnished to Lender in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by Lender to provide all or part of the financing contemplated hereby do not, as of the date of this Agreement, contain any untrue statements of a material fact or omit to state a material fact necessary to make the material statements contained therein not misleading in light of the circumstances in which they are made, Lender acknowledging that as to any projections furnished, Borrower only represents that the same were prepared on the basis of information and estimates Borrower believed to be reasonable at the time such projections were prepared.

Section 5.6. Governmental Authority and Licensing. Borrower has received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct its business in all material respects, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which could reasonably be expected to result in revocation or denial of any material license, permit or approval of Borrower is pending or, to the knowledge of Borrower, threatened against Borrower unless such revocation or denial could not reasonably be expected to have a Material Adverse Effect.

Section 5.7. Good Title. Borrower has, or immediately after the closing of the transactions contemplated hereby will have, good and defensible beneficial title to the Collateral it has pledged to Lender, subject to no Liens other than Permitted Liens, or such other items which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect..

Section 5.8. Litigation and Other Controversies. Except as has been disclosed to Lender in writing, there is no litigation, suit, proceeding, arbitration, governmental investigation or controversy pending, nor to the knowledge of Borrower threatened, against Borrower which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. All tax returns (if any) required to be filed by or on behalf of Borrower in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon Borrower or any of its property, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided or such tax returns for which the failure to file and such taxes, assessments, fees, and other governmental charges for which the failure to pay could not reasonably be expected to result in a Material Adverse Effect. Borrower does not know of any proposed additional tax assessment against Borrower for which adequate provisions have not been made. Adequate provisions on the books of Borrower have been made for taxes which are being contested in good faith by Borrower for all open years, and for its current fiscal period.

Section 5.10. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary for the valid execution, delivery or performance by Borrower of any Loan Document, except for the filing of financing statements as contemplated by the Loan Documents, such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect or where the absence of such authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, or approval or consent of any other Person could not reasonably be expected to have a Material Adverse Effect.

Section 5.11. Compliance with Laws. Borrower is in substantial compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to its Property or business operations, except where any such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Borrower has received no notice from any governmental authority that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non- compliance or remedial action, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.12. Other Agreements. Borrower is not in default under the terms of any covenant, indenture or agreement of or affecting Borrower, which default if uncured could reasonably be expected to have a Material Adverse Effect.

Section 5.13. Solvency. Borrower is solvent, able to pay its debts as they become due, and, assuming the availability of the credit line provided hereunder, has sufficient capital to carry on its business and all businesses in which it is about to engage. On the Closing Date, Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property.

Section 5.14. No Default. No Default or Event of Default has occurred and is continuing.

Section 5.15. Patents, Trademarks, Franchises, and Licenses. Borrower owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct its businesses as now conducted, without conflict known to Borrower with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person that could reasonably be expected to have a Material Adverse Effect.

Section 5.16. Affiliate Transactions. Borrower is not a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to Borrower than generally available on an arms-length basis from unrelated third parties.

SECTION 6.      Conditions Precedent.

The obligation of Lender to advance or continue to advance the Revolving Loans shall be subject to the following conditions precedent:

Section 6.1. All Credit Events. At the time of each Credit Event hereunder:

(a)            each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time, except to the extent the same expressly relate to an earlier date;

(b)            there shall have been no material adverse change in the financial condition or operations of Borrower or any Guarantor which could reasonably be expected to result in the occurrence of a Material Adverse Effect;

(c)            the Insurance shall be in full force and effect and all policies of Insurance shall designate Lender as an additional insured, mortgagee and/or lender loss payee;

(d)            Borrower shall be in material compliance with all of the terms and provisions set forth in this Agreement and the Loan Documents with respect to their part to be observed or performed, and at the time of and immediately after such Revolving Loan or Advance, no Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(e)            Borrower shall have delivered to Lender an Advance Request, certified to by an authorized representative of Borrower; and

(f)            the Loan Documents shall be in full force and effect, and Lender shall maintain a perfected security interest in all the Collateral, subject to Permitted Liens

Each request for an Advance hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Credit Event as to the facts specified in this Section.

Section 6.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

(a)            Lender shall have received this Agreement duly executed by Borrower;

(b)            Lender shall have received from Borrower, dated as of the date hereof, a duly executed Note, duly executed Guaranties executed by each Guarantor, a duly executed Warrant, duly executed Collateral Documents, UCC financing statements to be filed against each such debtor, as grantor, in favor of Lender, as secured party, and any other Loan Documents, and any other Loan Documents, and any other documentation requested by Lender in order to obtain and perfect its Liens on the Collateral;

(c)            Lender shall have received copies of Borrower’s organizational documents, certified as being true, correct, and complete;

(d)            Lender shall have received copies of resolutions of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on such Person’s behalf, all certified in each instance by an authorized representative of Borrower;

(e)            Lender shall have received a copy of a certificate of good standing for Borrower (dated no earlier than thirty (30) days prior to the date hereof) from the office of the Secretary of the State of the State of its organization;

(f)            Lender shall have received evidence of the binding coverage of the Insurance indicating Lender as an additional insured, mortgagee and/or lender loss payee;

(g)            Lender shall have received the transaction fees and the upfront closing fee called for in Section 3;

(h)            Lender shall have received financing statement lien search results against Borrower evidencing the absence of Liens on the Collateral except for Permitted Liens;

(i)            Lender shall have received such other appraisals, evaluations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of Borrower, and the lack of material contingent liabilities of Borrower;

(j)            All legal matters incident to this Agreement and the Loan Documents shall be reasonably satisfactory to Lender and its counsel; and

(k)            Lender shall have received such other agreements, instruments, documents, certificates, and opinions as Lender may reasonably request.

SECTION 7.      Covenants Of Borrower.

Borrower agrees that, so long as the Obligations remain outstanding, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 9.11:

Section 7.1. Maintenance of Business. Borrower shall preserve and maintain its existence. Borrower shall preserve and keep in force and effect all licenses, permits, approvals, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 7.2. Maintenance and Repair of Property. Borrower shall maintain and preserve its assets in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of Borrower, any such Property is no longer necessary for the proper conduct of Borrower’s business.

Section 7.3. Taxes and Assessments. Borrower shall duly pay and discharge all taxes, rates, assessments, fees, and governmental charges of any kind or nature upon or against it, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves are provided therefore or would not be expected to have a Material Adverse Effect.

Section 7.4. Insurance. Borrower shall insure and keep insured, with sound and reputable insurance companies reasonably acceptable to Lender, all of the insurable Collateral and other insurable assets owned by it which is of a character usually insured by Persons similarly situated and operating like businesses against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated; and Borrower shall insure such other hazards and risks with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses (the “Insurance”). Borrower shall, upon the request of Lender, provide a certificate setting forth in summary form the nature and extent of the Insurance. All policies of Insurance (a) shall name Lender as an additional named insured, mortgagee and/or loss payee, as its interest may appear, (b) shall cover Borrower and any other persons or entities having an interest in the Collateral, as their interests may appear, (c) shall insure the named insureds against all liability for loss, injury, damage or claims caused by, arising out of or in connection with the ownership, possession, operation or maintenance of the Collateral, (d) shall provide that if such insurance is canceled for any reason, or if such insurance is allowed to lapse for nonpayment of premiums, such cancellation or lapse shall not be effective as to Lender for thirty (30) days after receipt by Lender of written notice from the insurers of such cancellation or lapse, (e) shall be primary without right of contribution from any other insurance which may be carried by Lender, and (f) shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured (provided that such policies shall not operate to increase the insurer’s limit of liability). Upon request, Borrower shall furnish to Lender original policies, certificates or other appropriate evidence of the Insurance coverage required hereby and evidence that the applicable premium has been paid.

Borrower hereby agrees to direct all insurers under the Insurance to pay all proceeds payable thereunder to Lender and all proceeds received by Lender shall be delivered to Borrower for the sole purpose of replacing or repairing the damaged Collateral, except if an Event of Default has occurred and is continuing in which case such proceeds may be applied to the Obligations in such order and manner as Lender shall reasonably determine. Upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably, makes, constitutes and appoints Lender (and all authorized representatives, employees or agents designated by Lender) as Borrower’s true and lawful attorney-in-fact (and agent-in- fact) for the purpose of making, settling and adjusting claims with respect to any Collateral under the Insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of the Insurance payable in with respect to any Collateral and making all determinations and decisions with respect to the Insurance with respect to any Collateral. In the event that Lender is entitled hereunder to receive proceeds under the Insurance, Lender will have no obligation to see to the proper application of any Insurance proceeds paid over to Borrower, nor will any such proceeds received by Lender bear interest or be subject to any other charge for the benefit of Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may, prior to the application of any Insurance proceeds, commingle them with Lender’s own funds and otherwise act with regard to such proceeds as Lender may determine in Lender’s sole discretion.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the Insurance or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain the Insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. All sums disbursed by Lender in connection with any such actions, including without limitation (other than limitations imposed by applicable law or rule of court) reasonable Attorney’s Fees and Costs, and other charges relating thereto, shall constitute Obligations hereunder and shall be payable upon written demand by Borrower to Lender and, if not paid within twenty (20) Business Days following such written demand, shall bear interest at the Default Rate.

If Lender shall at any time so request following any Event of Default and during the continuance of any such Event of Default, Borrower will immediately deposit with Lender an amount equal to 1/12th of the amount which Lender estimates will be required to make the next annual payments of the premium for the policies of Insurance referred to in this Section, multiplied by the number of whole and partial months which have elapsed since the most recent policy anniversary date for each such policy. Thereafter, with each monthly payment under the Note, Borrower will deposit an amount equal to 1/12th of the amount which Lender estimates will be required to pay the next required annual premium for each Insurance policy referred to in this Section. The purpose of these provisions is to provide Lender with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. Lender will apply the amounts so deposited to the payment of such Insurance premiums when due, but in no event will Lender be liable for any interest on any amounts so deposited, and the money so received may be commingled with Lender’s own funds.

Section 7.5. Reporting and Covenants. Borrower shall maintain a standard system of accounting, in accordance with GAAP, and shall furnish to Lender and its duly authorized representatives such information respecting the business and financial condition of Borrower as Lender may reasonably request in writing; and without any request, shall furnish or cause to be furnished to Lender:

(a)            as soon as available, and in any event within thirty (30) days after the end of each calendar year-end, Borrower shall provide Lender with a copy of the balance sheet of Borrower as of the last day of such calendar year-end and the statements of income, retained earnings, and cash flows of Borrower for the previous calendar year-end, each in reasonable detail, prepared in accordance with GAAP and certified by an officer of Borrower;

(b)            as soon as available, and in any event within thirty (30) days after the end of each calendar quarter, Borrower shall provide Lender with a copy of the balance sheet of Borrower as of the last day of such calendar quarter and the statements of income, retained earnings, and cash flows of Borrower for the previous quarter and for the fiscal year-to-date period then ended, each in reasonable detail, prepared in accordance with GAAP and certified by an officer of Borrower;

(c)            as soon as available, and in any event within fifteen (15) days of filing, Borrower and each Guarantor shall provide to Lender a copy of their completed federal income tax return together with all schedules and exhibits and, if filed, any requests for extensions. If an extension is filed, a copy of the extension must be provided to Lender within fifteen (15) days of filing and a copy of the completed federal income tax return together with all schedules and exhibits must be provided to Lender within fifteen (15) days of filing such extended return;

(d)            as soon as available, and in any event sixty (60) days after the end of each calendar year, each Guarantor shall provide to Lender an updated personal financial statement listing each such Guarantor’s assets and liabilities, including liquidity statements and contingent liabilities, in such detail as Lender may reasonably require;

(e)            promptly after knowledge thereof shall have come to the attention of any responsible officer of Borrower, written notice of (i) any material change in the condition, financial or otherwise, of Borrower or any Guarantor; (ii) any threatened or pending litigation or governmental or arbitration proceeding or controversy of or relating to the Collateral which, if determined adversely, could reasonably be expected to have a Material Adverse Effect; or (iii) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against Borrower which, if determined adversely, could reasonably be expected to have a Material Adverse Effect;

(f)            Guarantors further agree, covenant, represent and warrant that, so long as any portion of the Indebtedness remains outstanding, Guarantor will not give or otherwise transfer or dispose of any material portion of any of their respective assets to any other Person for less than the fair market value of such assets; and

(g)            Such other information (including non-financial information) as Lender may from time to time reasonably request.

Section 7.6. Inspection of the Business and Collateral. Borrower shall permit Lender, and its duly authorized representatives and agents, during regular business hours, to visit and inspect the Collateral, any of its books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees, independent public accountants (and by this provision Borrower hereby authorizes such accountants to discuss with Lender the finances and affairs of Borrower), or Affiliates at such reasonable times and intervals as Lender may request and with reasonable prior written notice to Borrower; provided, however, Lender may conduct inspections without prior written notice to Borrower if an Event of Default has occurred and is continuing.

Section 7.7. Location of the Collateral. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby covenants and agrees to notify Lender of the location of the Collateral within five (5) days following receipt of written demand from Lender.

Section 7.8. Liens. Borrower shall not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Collateral, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for permitted liens or as otherwise provided in this Agreement (collectively, “Permitted Liens”). Permitted Liens shall include:

(a)             Liens arising by statute;

(b)            mechanics’, workmen’s, materialmen’s, landlords’, warehousemen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c)            Liens granted in favor of Lender pursuant to the Collateral Documents;

(d)            Liens resulting from taxes which have not yet become delinquent, and as to which adequate reserves have been provided and provided that no such Lien shall attach to any Collateral;

(e)             Liens resulting from indebtedness and guaranties permitted by Section 7.9; and

(f)             such other Liens as may be permitted by Lender in writing.

Section 7.9. Borrowings and Guaranties. Without the prior written consent of Lender, Borrower shall not issue, incur, assume, create or have outstanding any indebtedness for borrowed money, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate (other than in the ordinary course of business) any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a)	the Obligations of Borrower to Lender;

(b)	obligations arising in connection with Permitted Liens;

(c)	accounts payable liabilities incurred in the ordinary course of business; and

(d)	such other obligations as may be permitted by Lender in writing.

Section 7.10. Compliance with Laws. Borrower shall comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its assets or business operations, except where the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon the Collateral (except Permitted Liens).

Section 7.11. Environmental Matters; Reporting. Borrower shall carry on its business and operations so as to comply and remain in compliance with all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning public health, safety or the environment including, without limitation, laws or regulations relating: (a) to releases, discharges, emissions or disposals to air, water, land or groundwater; (b) to the withdrawal or use of groundwater; (c) to the use, handling or disposal of polychlorinated biphenyls (PCB’s), asbestos or urea formaldehyde; (d) to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of any of Borrower’s properties or any property adjacent to Borrower’s properties; (e) to the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substance; and (f) to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any order, injunction, judgment, declaration, notice or demand issued thereunder (collectively, “Environmental Laws”), except to the extent any non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or result in a Lien upon the Collateral (except Permitted Liens).

Borrower will observe and comply in all material respects with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other Environmental Laws to the extent noncompliance could result in a Material Adverse Effect. Borrower will give Lender prompt written notice of any (i) violation of any Environmental Laws by Borrower and/or (ii) of the commencement of any judicial or administrative proceeding relating to any Environmental Laws, in each case (x) in which an adverse determination or result could result in the revocation of any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by Borrower, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (y) which will or threatens to impose a material liability on Borrower to any Person or which will require a material expenditure by Borrower to cure any alleged violation.

Borrower agrees to indemnify, defend and hold Lender, and its successors and assigns, harmless against and from any and all liabilities, claims and losses resulting, directly or indirectly, from a breach of this Section and Borrower will pay or reimburse Lender for all reasonable costs and expenses, including reasonable Attorney’s Fees and Costs required or requested by Lender in Lender’s reasonable discretion, to insure compliance with this Section. This obligation to indemnify shall survive the payment of all Obligations.

Section 7.12. Change in the Nature of Business. Borrower shall not engage in any business or activity if as a result the general nature of the business of Borrower would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

Section 7.13. Mergers, Consolidations and Sales. Borrower shall not liquidate or dissolve, merge or consolidate with or into, acquire any other business organization, or transfer, lease or otherwise dispose of all or any part of its assets, except in the ordinary course of Borrower’s business, in each case without the prior written consent of Lender, which shall not be unreasonably withheld.

Section 7.14. Burdensome Contracts With Affiliates. Borrower shall not enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Borrower than would be generally available on an arms-length basis from unrelated third parties.

Section 7.15. Subordinated Debt. Borrower shall not, without the prior written consent of Lender, (a) amend or modify any of the terms or conditions relating to Subordinated Debt, (b) make any voluntary payment or any prepayment of Subordinated Debt of or effect any voluntary redemption thereof, or (c) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Borrower covenants and agrees, at Lender’s request, to enter into a subordination agreement with any subordinated debt holder.

Section 7.16. Distributions. Borrower may not declare or pay Distributions without the prior express written consent of Lender, which may be withheld in Lender’s sole discretion; provided, however, that so long as long as no Event of Default exists or would occur as a result of such payment and Borrower is a “pass-through” tax entity for United States federal income tax purposes, and after first providing such supporting documentation as Lender may request, Borrower may pay Pass-Through Entity Tax Liabilities as long as no Event of Default exists or would occur as a result of such payment.

Section 7.17. Use of Proceeds. Borrower shall use, or cause to be used, the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.3.

Section 7.18. Ownership Repurchase. Borrower shall not purchase or repurchase, in whole or part, any owner of Borrower’s equity interests without the prior written consent of Lender.

Section 7.19. Notification of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition of event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

Section 7.20. Material Notices. Borrower shall give Lender prompt written notice of any and all (i) litigation, arbitration or administrative proceedings to which affects the Collateral; (ii) other matters which have resulted in, or might result in a material adverse change in the Collateral of the financial condition or business operations of Borrower, and (iii) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any of its properties.

SECTION 8.      Events Of Default And Remedies.

Section 8.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)            default in the payment when due of all or any part of the principal or interest of the Note (whether at the stated maturity thereof or at any other time provided for in this Agreement);

(b)            default in the payment of fees payable hereunder, or of any other Obligation payable under any Loan Document, and, in each case, such default shall continue for a period of the earlier of (i) twenty (20) days following the due date thereof, or (ii) twenty (20) days following Lender’s written request thereof;

(c)            default in the observance or performance of any other provision hereof or of any other Loan Document or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become actually known to any authorized representative of Borrower, (ii) written notice thereof is given to Borrower by Lender, or (iii) such other time period as set forth in Sections 8.1(f), 8.1(g) or 8.1(h) (“Cure Period”); provided that if such default is of such a nature that it is not reasonably susceptible to cure within the Cure Period, then within a reasonable time thereafter provided Borrower shall have begun to cure such default within the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for up to thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

(d)            any representation or warranty made herein or in any other Loan Document or in any certificate furnished to Lender pursuant hereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect, and which would reasonably be expected to have a Material Adverse Effect as of the date of the issuance or making or deemed making thereof;

(e)            any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of Lender in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof ;

(f)            any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Borrower or against any of its assets (including any of the Collateral), and, in each case, which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, unless the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided;

(g)            Borrower shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, unless Borrower can cause the same to be removed and cured within thirty (30) days from the date thereof, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its assets, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(h);

(h)            a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower, or any substantial part of any of its assets, or a proceeding described in Section 8.1(g)(v) shall be instituted against Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

(i)            the death of a Guarantor, any Guarantor is not Solvent, the revocation of any Guaranty, the appointment of a receiver for any part of any Guarantor’s Property, any assignment for the benefit of creditors, any type of creditor workout, the commencement of any proceeding under any bankruptcy or insolvency laws by or against a Guarantor, or any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Guarantor or against any of its assets, and, in each case, which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, which in any case referred to above would reasonably be expected to have a Material Adverse Effect, unless the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided;

(j)            any adverse change in the financial condition of Borrower or any Guarantor which would reasonably be expected to have a Material Adverse Effect;

(k)            the occurrence of a default or an event of default under any other loan agreement, extension of credit, security agreement, or any other agreement between any Borrower and any other lender or between any Guarantor and any other lender, which would reasonably be expected to have a Material Adverse Effect;

(l)              Borrower is not Solvent;

(m)            Borrower uses the Revolving Loan proceeds for any purpose other than as set forth in Section 5.3.; and

(n)            the occurrence of a default or an event of default under any other agreement between Borrower and Lender.

Section 8.2. Immediate Default and Acceleration. Upon the occurrence of an Event of Default described in Section 8.1(g) or Section 8.1(h), the Revolving Loan and the other financial accommodations extended to Borrower by Lender pursuant to the Loan Documents shall immediately terminate and all Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which Borrower hereby waives.

Section 8.3. Effect of Default. When any Event of Default has occurred and is continuing, after the expiration of any cure periods, Lender may, by written notice to Borrower:

(a)            terminate the remaining Commitment and all other obligations of Lender hereunder on the date stated in such notice (which may be the date thereof);

(b)	cease any future Advances as of the date of such Event of Default;

(c)            declare the then outstanding principal of and the accrued interest on the Note to be forthwith due and payable and thereupon all outstanding amounts, including principal and interest, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind;

(d)            with or without accelerating the maturity of the Revolving Loan, Lender may sue from time to time for any amount due under any of the Loan Documents;

(e)            seek to enforce any rights and remedies set forth in this Agreement, the Note and any other of the Loan Documents against Borrower and nothing contained in this Agreement or any exercise by Lender of any right or remedy pursuant to this Agreement or any of the other Loan Documents shall modify or limit any obligations or liabilities of Borrower under this Agreement, the Note or any of the other Loan Documents;

(f)            make any payment or perform any other obligation under the Loan Documents which Borrower has failed to make or perform, and Borrower hereby irrevocably appoints Lender as the true and lawful attorney-in-fact for Borrower to make any such payment and perform any such obligation in the name of Borrower. All payments made and expenses (including reasonable Attorney’s Fees and Costs) incurred by Lender in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Obligations and will be immediately due and payable by Borrower to Lender. In lieu of advancing Lender’s own funds for such purposes, Lender may use any funds of Borrower which may be in Lender’s possession, including but not limited to, insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes;

(g)            notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any default;

(h)            exercise all rights of a secured party under the Uniform Commercial Code and any other applicable law with respect to the Collateral and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Lender’s giving of such notice to Borrower at least fifteen (15) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made;

(i)            exercise or pursue any other remedy or cause of action permitted at law or in equity or under this Agreement or any other Loan Document, and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law;

(j)            surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply any unearned premiums as a credit on the Obligations and, in connection therewith, Borrower hereby appoints Lender (or any officer of Lender) as the true and lawful agent and attorney-in-fact for Borrower (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums; and

(k)            nothing contained in this Agreement or any exercise by Lender of any right or remedy pursuant to this Agreement or any of the other Loan Documents, shall modify or limit any obligations or liabilities of Borrower under the Note or any of the other Loan Documents. Borrower hereby agrees and acknowledges that Lender may seek to enforce any rights and remedies set forth in this Agreement, the Note and any other of the Loan Documents against Borrower.

Section 8.4. Expenses. Borrower agrees to pay to Lender, and any other holder of the Note outstanding hereunder, all reasonable costs and expenses reasonably incurred or paid by Lender or any such holder, including reasonable Attorney’s Fees and Costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving Borrower as a debtor thereunder) or in connection with the perfection and the continuation of the perfection of Lender’s Lien on the Collateral or in connection with the release of any of the Liens of Lender on the Collateral.

SECTION 9.      Miscellaneous.

Section 9.1. No Waiver, Cumulative Remedies. Except as otherwise set forth in the Loan Documents, no delay or failure on the part of Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Lender and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 9.2. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 9.3. Documentary Taxes. Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 9.4. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 9.5. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to Lender of amounts sufficient to protect the yield of Lender with respect to the Revolving Loan, including, but not limited to, Sections 8.4 and 9.13, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 9.6. Notices. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective, if by personal delivery, when delivered, if by nationally recognized overnight carrier, when delivered if prior to 5:00 p.m. local time of the recipient on a Business Day, or if not, at 9:00 a.m., local time on the next Business Day, if mailed by certified mail, return receipt requested, postage prepaid, upon first attempted delivery by the U.S. Postal Service after mailing, or if by email communication with delivery confirmation, when received if prior to 5:00 p.m., local time of the recipient on a Business Day, or if not, 9:00 a.m. local time on the next Business Day, addressed as follows (or any other address that the party to be notified may have designated to the sender by like notice):

To Borrowers:	ImmunogenX, Inc.
Attention: Jack A. Syage
1600 Dove Street, Suite 330
Newport Beach, CA 92660
Email: jsyage@immunogenx.com

To Lender:	Mattress Liquidators, Inc.
Attention: David Dolan
1435 White Hawk Ranch Drive
Boulder, CO 80303
Email: mattkingdolan@mattresskingcolo.com

With a copy to:	Armstrong Teasdale LLP
Attention: Edward J. Adkins
4643 South Ulster Street, Suite 800
Denver, CO 80237
Email: eadkins@armstrongteasdale.com

Section 9.7. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 9.8. Successors and Assigns. This Agreement shall be binding upon Lender and Borrower and their respective successors and permitted assigns, and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, including any subsequent holder of any of the Obligations. Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of Lender.

Section 9.9. Participants. Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Revolving Loan held at any time and from time to time to one or more other Persons. Borrower authorizes Lender to disclose to any participant or prospective participant any financial or other information pertaining to Borrower.

Section 9.10. Assignments. Lender shall have the right at any time, to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Note) to one or more commercial banks or other financial institutions or investors. Borrower hereby authorizes Lender to disclose to any purchaser or prospective purchaser of an interest in the Revolving Loan under this Section any financial or other information pertaining to Borrower.

Section 9.11. Amendments and Waivers. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

Section 9.12. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 9.13. Costs and Expenses; Indemnification. In addition to the expenses set forth in Section 3.1, Borrower agrees to pay all reasonable costs and expenses of Lender in connection with the administration of this Agreement, including, without limitation the reasonable Attorney’s Fees and Costs incurred by Lender in the exercise of any right or remedy available to it under this Agreement and reasonable Attorney’s Fees and Costs incurred by Lender, in connection with the preparation and execution of any amendment, waiver or consent to the Loan Documents related thereto. Borrower further agrees to indemnify Lender, and its directors, officers, employees, agents, attorneys, financial advisors, and consultants (each, a “Lender Party”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of the Revolving Loan, other than those which arise from (a) the gross negligence, bad faith or willful misconduct of Lender Party claiming indemnification, or (b) any material breach or material violation of the Loan Documents by Lender Party (or its agents) claiming indemnification. Borrower, upon demand by Lender at any time, shall reimburse Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence, bad faith or willful misconduct of the party to be indemnified. The obligations of Borrower under this Section shall survive the termination of this Agreement.

Section 9.14. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, and to the extent permitted by applicable law, upon the occurrence of any Event of Default, Lender and each subsequent holder of any Obligation is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by Lender or that subsequent holder to or for the credit or the account of Borrower, whether or not matured, against and on account of the Obligations of Borrower to Lender or that subsequent holder under the Loan Documents.

Section 9.15. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 9.16. Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Colorado. The parties hereby submit to the exclusive jurisdiction of the United States District Court for the District of Colorado and of any Colorado state court sitting in Boulder County, Colorado for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby; provided, however, that the foregoing shall not limit Lender’s rights to bring any legal action or proceeding in any other appropriate jurisdiction in its unrestricted discretion. Each of Borrower and Lender irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 9.17. Waiver of Jury Trial. IN CONSIDERATION OF LENDER’S DECISION TO APPROVE THE REVOLVING LOAN, LENDER AND BORROWER, HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

Section 9.18. Severability of Provisions. Any provision of this Agreement or any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 9.19. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Revolving Loan or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) Borrower or any guarantor or endorser shall not be obligated to pay any Excess Interest, (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither Borrower nor any guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Obligations of Borrower is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Obligations of Borrower shall remain at the Maximum Rate until Lender has received the amount of interest which Lender would have received during such period on the Obligations of Borrower had the rate of interest not been limited to the Maximum Rate during such period.

Section 9.20. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

Section 9.21. Further Assurance. Borrower hereby covenants and agrees to execute and deliver to Lender upon request, and pay the costs of preparation thereof, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement or any of the other Loan Documents.

Section 9.22. Relationship of the Parties. Nothing contained in this Agreement and no action taken by Lender pursuant hereto shall be deemed to constitute Lender and Borrower as a partnership, association, joint venture or other entity.

[Signature Page to Follow]

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

"BORROWER"

IMMUNOGENX, INC.,
a Delaware corporation

By:	/s/ Jack A. Syage
Name:	Jack . Syage
Title:	Authorized Representative

[Borrower Signature Page to Credit Agreement]

"LENDER"

MATTRESS LIQUIDATORS, INC.,

/s/ David Dolan
Name:	David Dolan
Title:	Chief Executive Officer

[Lender Signature Page to Credit Agreement]

Exhibit A

Form of Advance Request

This request (“Advance Request”) is delivered by IMMUNOGENX, INC., a Delaware corporation (“Borrower”), pursuant to Section 2.2 of the Credit Agreement, dated as of October 3, 2022 (as may be amended, supplemented, amended and restated, or modified from time to time, the “Credit Agreement”) between Borrower and MATTRESS LIQUIDATORS, INC., a Colorado corporation, as Lender. Terms used herein, unless otherwise defined herein, shall have the meanings provided in the Credit Agreement.

Borrower hereby requests an Advance under the Credit Agreement in the amount of $                          to be made available on                                 (“Advance Date”).

Lender is instructed to disburse the proceeds of such Advance into Borrower’s deposit account, Account Number                               held with [                              ].

Borrower herby certifies, represents and warrants to Lender that:

1.	No Default or Event of Default has occurred and is continuing;

2.            Borrower’s Representations and Warranties contained in Section 5 of the Credit Agreement remain true and correct as of the Advance Date.

3.            The Covenants contained in Section 7 of the Credit remain true and correct as of the Advance Date.

4.            The requested Advance, when made, will not cause the outstanding principal balance of all the Revolving Loans to exceed the Loan Availability for such Revolving Loan.

IN WITNESS WHEREOF, the undersigned have executed this Advance Request as of this day of                        ,           .

“BORROWERS”

IMMUNOGENX, INC.,

a Delaware corporation

By:                                           Name:               Title:

[Exhibit A]

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MODIFICATION OF LOAN DOCUMENTS

THIS MODIFICATION OF LOAN DOCUMENTS (“Agreement”) is made effective as of September 6, 2023 by and among MATTRESS LIQUIDATORS, INC., a Colorado corporation (“Lender”), and IMMUNOGENX, INC., a Delaware corporation (“Borrower”).

RECITALS:

A.            WHEREAS, pursuant to the Credit Agreement, dated as of October 3, 2022, between Borrower and Lender (as amended, restated or modified from time to time, the “Credit Agreement”), Lender extended to Borrower a Revolving Loan to Borrower.

B.            WHEREAS, to evidence the Revolving Loan (as defined in the Credit Agreement), the Borrower executed and delivered to lender that certain Revolving Loan Promissory Note, dated as of October 3, 2022, in the original principal amount of up to Six Million and 00/100 Dollars ($6,000,000.00) (“Revolving Loan Promissory Note”).

C.            WHEREAS, Lender and Borrower now desire to amend the Credit Agreement and amend and restate the Revolving Loan Promissory Note as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree to amend and modify the Credit Agreement, amend and restate the Revolving Loan Promissory Note, as follows:

AGREEMENT

1.	Incorporation of Recitals. The Recitals are incorporated as part of this Agreement, and the parties hereto agree that the above Recitals are accurate.

2.	Definitions. Except as expressly defined herein, all defined terms used herein shall have the same meaning ascribed to them in the Credit Agreement.

3.	Modifications to Credit Agreement. Effective as of the date of this Agreement and upon the terms and subject to the conditions set forth in this Agreement, the following provisions of the Credit Agreement are hereby amended as follows:

(a)            The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Commitment” means Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00).

(b)            The definition of “Loan Availability” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Loan Availability” shall mean, at any time, the Commitment then in effect minus the outstanding balance under the Revolving Loan and minus the Revolving Loan Sublimit; provided, however, for the period commencing on September 1, 2023 and ending on September 30, 2023, Loan Availability shall mean Seven Million and 00/100 Dollars ($7,000,000.00) minus the Revolving Loan Sublimit, and after October 1, 2023, Loan Availability shall mean the Revolving Loan and minus the Revolving Loan Sublimit.

(c)            The definition of “Note” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Note” shall mean that certain Amended and Restated Revolving Loan Promissory Note, dated as of September 6, 2023, executed by Borrower and payable to Lender, in the principal amount of the Commitment, as the same may be amended, modified, restated or supplemented from time to time.

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(d)            The definition of “Revolving Loan Sublimit” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Revolving Loan Sublimit” means One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

(e)            The definition of “Warrant” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Warrant” shall mean, collectively, that certain 2022 Warrant and the 2023 Warrant.

(f)            The following new definition of “2022 Warrant” shall be added to Section 1.1 of the Credit Agreement to read as follows:

“2022 Warrant” means that certain Warrant, dated on or about October 3, 2022, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time, wherein Borrower shall grant to Lender, or its assigns, the right to acquire up to 24,100 shares of Borrower’s stock at a valuation of $10.38 per share, representing $250,158 of enterprise value. To the extent permitted by the Securities and Exchange Commission under applicable securities laws and the underwriters, the 2022 Warrant shall not be subject to any lock-up period.

(g)            The following new definition of “2023 Warrant” shall be added to Section 1.1 of the Credit Agreement to read as follows:

“2023 Warrant” means that certain Warrant, dated on or about September 6, 2023, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time, wherein Borrower shall grant to Lender, or its assigns, the right to acquire up to 24,100 shares of Borrower’s stock at a valuation of $8.00 per share, representing $192,800 of enterprise value. To the extent permitted by the Securities and Exchange Commission under applicable securities laws and the underwriters, the 2023 Warrant shall not be subject to any lock-up period.

4.     Liquidated Damages. In the event that any of the 2022 Warrant, the 2023 Warrant (together with the 2022 Warrant, the “Warrants”), and/or the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are subject to any Lock-Up Agreement pursuant to which Lender is a party, Borrower covenants and agrees to pay to Lender on the earlier of (a) the Revolving Loan Termination Date, or (b) ten (10) days after the expiration of the Lock-Up Period, an amount equal to $2.50 per share of Common Stock underlying any and all of the Warrants subject to the Lock-Up Agreement as compensation to Lender for being subject to any such Lock-Up Period (”Liquidated Damages”). For illustration purposes, if the 48,200 shares underlying the 2022 Warrant and 2023 Warrant in the aggregate are subject to a Lock-Up Agreement, Borrower agrees to pay to Lender an amount equal to $120,500.00 in Liquidated Damages. Notwithstanding the foregoing, in the event the closing price per share of Common Stock of the Borrower (or its successor in interest) is not less than $35.00 per share as listed on any national securities exchange or quotation system during the ten (10) consecutive trading days following the expiration of the Lock-Up Period, Lender shall refund the full amount of the Liquidated Damages to Borrower.  Borrower acknowledges and agrees the Liquidated Damages are fair, just and an equitable alternate form of compensation to Lender for being subject to the Lock-Up Period. For purposes of this Paragraph, (a)  “Lock-Up Agreement” means any agreement to which Lender is a party that restricts, restrains, prohibits, or otherwise limits Lender from offering, selling, pledging, transferring, contracting to sell, granting any option or contract to purchase, or otherwise disposing of, directly or indirectly, the Warrants and/or the Warrant Shares for a specified period of time; provided, however, that “Lock-Up Agreement” shall not be interpreted to include any regulation or applicable federal or state law that imposes a holding period on the Warrants and/or Warrant Shares that are held by Lender; and (b) “Lock-Up Period” means the period of time established in any Lock-Up Agreement during which Lender is restricted from disposing of the Warrants and/or Warrant Shares pursuant to the provisions set forth in the Lock-Up Agreement.

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5.     Effect of Amendments. All references to the Credit Agreement in the Loan Documents shall be amended to refer to the Credit Agreement as amended by this Agreement. All references to the Revolving Loan Promissory Note or the Note in the Loan Documents shall be amended to refer to the Amended and Restated Revolving Loan Promissory Note.

6.	Ratification of Loan Documents. Borrower hereby ratifies, affirms and acknowledges that all of the Loan Documents remain unmodified and continue in full force and effect except as specifically modified herein and are hereby ratified and confirmed by Borrower. It is expressly understood and agreed that this Agreement shall in no manner alter or affect (except as expressly provided therein), extinguish or impair any rights and remedies of Lender under the other Loan Documents. Any property or rights to, or interest in, property granted as security in the Loan Documents shall remain as security for the obligations of Borrower under the Loan Documents. Nothing contained in this Agreement shall be understood or construed to be a satisfaction or release in whole or in part of Borrower’s obligations evidenced by the Loan Documents.

7.	Representations and Warranties. Borrower represents and warrants to Lender:

Except as otherwise as disclosed in writing by Borrower to Lender as of the date hereof, no Event of Default under any of the Loan Documents, nor any event, that, with the giving of notice or the passage of time or both, would be an Event of Default under the Loan Documents has occurred and is continuing.

There has been no event that would have a material adverse effect on the financial condition of Borrower.

Except as disclosed in writing by Borrower to Lender as of the date hereof, each and all representations and warranties of Borrower in the Loan Documents are restated and reaffirmed and are accurate on the date hereof to the same extent as though made as of the date of this Agreement, except to the extent such representations and warranties specifically relate to an earlier date.

Borrower has no claims, counterclaims, defenses, or set-offs against Lender with respect to the Loans or the Loan Documents.

The Loan Documents, as modified herein, to which Borrower is a signatory, is the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

Borrower validly exists under the laws of its state of formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents to which Borrower is a signatory. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

8.	Covenants. Borrower hereby covenants with Lender as follows:

(a)            Borrower shall execute and deliver to Lender that certain Amended and Restated Revolving Loan Promissory Note.

(b)            Borrower shall execute and deliver to Lender that certain Warrant, dated on or about the date hereof, between Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time, wherein Borrower shall grant to Lender, or its assigns, the right to acquire up to 20,000 shares of Borrower’s stock at a valuation of $8.00 per share, representing $160,000 of enterprise value.

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(c)            Borrower and Guarantors shall execute and deliver and provide to Lender such additional agreements, documents or instruments as reasonably required by Lender to effectuate the intent of this Agreement.

(d)            Borrower shall pay to Lender on the effective date of this Agreement a one-time non-refundable upfront commitment fee equal to Fifteen Thousand and 00/100 Dollars ($15,000.00) (“Commitment Fee”). Borrower hereby requests and authorizes Lender to advance directly to itself the Commitment Fee against the Revolving Loan Sublimit in accordance with Section 4.3 of the Credit Agreement. Borrower agrees and acknowledges that the Commitment Fee is earned fully as of the date of execution of this Agreement and will not be subject to refund, except as required by law, Borrower hereby authorizes Lender to advance to itself the Commitment Fee.

9.	General Release Language. Borrower and Guarantors, for themselves, their successors, heirs, personal representatives, executors, administrators and assigns, do hereby completely and unconditionally fully, finally, and forever release and discharge Lender, together with their respective officers, directors, employees, agents, attorneys and shareholders, as well as their successors and assigns, from and against any and all claims, demands, actions, causes of action, costs, expenses, damages or liabilities of whatever kind or nature, direct, indirect, third-party or derivative, known or unknown, absolute or contingent, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which are based directly or indirectly upon facts, events, transactions or occurrences existing as of the date of this Agreement relating, in any manner whatsoever, to this Agreement and the Loan Documents.

10.	Integration. The Loan Documents, as modified herein, contain a complete understanding of the agreement between Borrower and Lender with respect to the Loan Documents and supercede all prior representations, warranties, agreements, arrangements, understandings and negotiations. No provision of the Loan Documents, as modified herein, may be changed, discharged, supplemented, terminated or waived except in a writing signed by all parties.

11.	No Release. Borrower specifically acknowledges and agrees that nothing contained in this Agreement shall be understood or construed to be a satisfaction or release in whole or in part of any of Borrower’s obligations evidenced by the Loan Documents.

12.	Counterpart Execution. This Agreement may be executed in one or more counterparts (via facsimile, pdf. or other electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one physical document.

13.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and each of their respective successors and assigns.

14.	Savings Clause. If any provision of this Agreement is held to be invalid, void or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein, as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect, without being impaired or invalidated in any way.

15.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

16.	WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BETWEEN BORROWER AND LENDER THAT THE RESPECTIVE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND ANY AND ALL OTHER LOAN DOCUMENTS.

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17.	Lender’s Non-Waiver. Lender’s failure to insist upon strict performance of any terms hereof or as set forth in the Loan Documents shall not be deemed to be a waiver of any terms of this Agreement or of the Loan Documents. Lender may exercise any right or remedy it may have under this Agreement without prejudice to any additional rights or remedies Lender may have under the Loan Documents, or any other agreement between Lender and Borrower.

18.	Miscellaneous. Time is of the essence for the payment and performance of all of the obligations and duties contained in this Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter covered herein, and supercedes all prior agreements (oral or written), negotiations and discussions among the parties relating thereto. Lender’s consent to this Agreement shall not be construed as consent by Lender to any future modification of the Loan Documents.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Modification of Loan Documents by and through their duly authorized representatives to be effective as of the date first above written.

“BORROWER”

IMMUNOGENX, INC.,
a Delaware corporation

By:	/s/ Jack A. Syage
Name:	Jack A. Syage
Title:	Authorized Representative

[Borrower Signature Page to the Modification of Loan Documents]

“LENDER”

MATTRESS LIQUIDATORS, INC.,
a Colorado corporation

By:	/s/ David Dolan
Name:	David Dolan
Title:	Chief Executive Officer

SECOND MODIFICATION OF LOAN DOCUMENTS

THIS SECOND MODIFICATION OF LOAN DOCUMENTS (“Agreement”) is made effective as of March 13, 2024, by and between MATTRESS LIQUIDATORS, INC., a Colorado corporation (“Lender”), and IMMUNOGENX, INC., a Delaware corporation (“Borrower”).

RECITALS:

D.            WHEREAS, pursuant to the Credit Agreement, dated as of October 3, 2022 (as amended by that certain Modification of Loan Documents, dated as of September 6, 2023, and as may be further amended, restated or modified from time to time, the “Credit Agreement”), between Borrower and Lender, Lender extended to Borrower a Revolving Loan to Borrower.

E.            WHEREAS, to evidence the Revolving Loan (as defined in the Credit Agreement), the Borrower executed and delivered to lender that certain Amended and Restated Revolving Loan Promissory Note, dated as of September 6, 2023 (as may be amended, restated or modified from time to time, “Revolving Loan Promissory Note”), in the original principal amount of up to Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00).

F.            WHEREAS, in connection with the Credit Agreement, Borrower and Lender executed that certain Security Agreement, dated as of October 3, 2022 (as may be amended, restated or modified from time to time, the “Security Agreement”), wherein Borrower pledged all of its assets as security for its Obligations to Lender under the Loan Documents.

G.            WHEREAS, Lender and Borrower now desire to amend the Credit Agreement and the Security Agreement, and amend and restate the Revolving Loan Promissory Note as set forth herein.

H.            WHEREAS, Borrower has informed Lender that (i) it anticipates entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among First Wave Biopharma, Inc., IMMUNO Merger Sub I, Inc., and IMMUNO Merger Sub II, LLC (the “Surviving Company”), pursuant to which Borrower shall consummate a merger transaction with the Surviving Company being the ultimate survivor of such merger (the “Merger”), and (ii) in connection with such Merger, the Surviving Company will assume all of Borrower’s rights, interests, duties, obligations, and liabilities in its capacity as Borrower in, to, and under the Credit Agreement, the Revolving Loan Promissory Note, and the other Loan Documents (the “Assumption”).

I.            WHEREAS, Borrower has requested that Lender consent to the Merger Agreement, the Merger, and the Assumption and the transactions related thereto (collectively, the “Merger Transactions”) and Lender is willing to consent to the Merger Transactions.

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree to amend and modify the Credit Agreement and the Security Agreement, and amend and restate the Revolving Loan Promissory Note, as follows:

AGREEMENT

1.            Incorporation of Recitals. The Recitals are incorporated as part of this Agreement, and the parties hereto agree that the above Recitals are accurate.

2.            Definitions. Except as expressly defined herein, all defined terms used herein shall have the same meaning ascribed to them in the Credit Agreement.

3.            Confirmation of Debt. Borrower hereby acknowledges and agrees that the approximate outstanding principal balance on Revolving Loan, on or about the date hereof, is $7,330,069.66 upon which interest has accrued. Borrower acknowledges and agrees that interest continues to accrue until paid in full.

4.            Consent to Merger Transactions. Notwithstanding anything contained in any Loan Document, effective as of the date of this Agreement and upon the terms and subject to the conditions set forth in this Agreement, Lender hereby irrevocably (a) consents to the Merger Transactions and (b) agrees the Merger Transactions will not result in or be deemed to constitute a Default or an Event of Default.

5.            Modifications to Credit Agreement. Effective as of the date of this Agreement and upon the terms and subject to the conditions set forth in this Agreement, the following provisions of the Credit Agreement are hereby amended as follows:

(h)            The definition of “Collateral” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Collateral” shall mean, collectively, the (i) the “Collateral” as defined in the Security Agreement, (ii) the assignment of the “Exclusive Agreement” as defined in the Collateral Assignment, (iii) the “Collateral” as defined in the Pledge Agreement, and (iv) all other assets pledged by Borrower to Lender as collateral for the Revolving Loan.

(i)            The definition of “Collateral Documents” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Collateral Documents” means the Collateral Assignment, the Security Agreement, the Security Agreement – PTO, the Pledge Agreement and all other security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, or any part thereof.

(j)            The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Commitment” means Eight Million Two Hundred Twelve Thousand Three Hundred Forty-Five and 17/1000 Dollars ($8,212,345.17).

(k)            The definition of “Loan Availability” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Loan Availability” mean, at any time, the Commitment then in effect minus the outstanding balance under the Revolving Loan.

(l)            The definition of “Maturity Date of the Revolving Loan” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Maturity Date of the Revolving Loan” means September 13, 2025.

(m)            The definition of “Note” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Note” shall mean that certain Second Amended and Restated Revolving Loan Promissory Note, dated as of March 13, 2024, executed by Borrower and payable to Lender, in the principal amount of the Commitment, as the same may be amended, modified, restated or supplemented from time to time.

(n)            The definition of “Note Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Note Rate” shall mean (i) for the period beginning on October 3, 2022 and ending on March 12, 2024, a per annum floating rate equal to the WSJ Prime Rate plus 4.50%, and (ii) for the period beginning on March 13, 2024 and thereafter, a per annum floating rate equal to the WSJ Prime Rate plus 6.0%.

(o)            The definition of “Obligations” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Obligations” means all obligations of Borrower to pay principal and interest on the Loans, all fees and charges payable hereunder, all Over-Advances, and all other obligations incurred by Borrower under any agreement between Borrower and Lender or any Affiliate of Lender with respect to the Loans and as set forth in the Loan Documents, all payment obligations of Borrower arising under or in relation to any Loan Document or any other agreement between Borrower and Lender with respect to the Loans and as set forth in the Loan Documents, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

(p)            The definition of “Revolving Loan Sublimit” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Revolving Loan Sublimit” means, the Commitment then in effect minus the outstanding balance under the Revolving Loan.

(q)            The following new definitions are hereby added to Section 1.1 of the Credit Agreement to be inserted in alphabetical order as follows:

“Authorized Representative” means any officer of the Borrower and any other Person the Borrower may from time to time designate as a Person authorized to act for and on behalf of Borrower.

“Loan” means, individually, a Revolving Loan, and “Loans” means, collectively, all Revolving Loans.

“Over-Advance” means, the amount, if any, by which the unpaid principal amount of all Loans exceeds the Commitment, which will be deemed an Advance of the Loan.

“Pledge Agreement” shall mean that certain Limited Recourse Pledge Agreement, dated as of March 13, 2024, between Borrower and the Grantors a party thereto, as the same may be amended, modified, supplemented or restated from time to time.

(r)            Section 2.1 “Revolving Loan” of the Credit Agreement is hereby amended and restated as follows:

Subject to the terms and conditions of this Agreement and the other Loan Documents, prior to the Revolving Loan Termination Date, and provided no Event of Default shall exist or the occurrence of any event which, with the giving of notice or the passage of time, or both, will become an Event of Default hereunder, Lender will, at Borrower’s request, cause cash Advances to be made pursuant to the Revolving Loan to be issued for the account of Borrower; provided, however, no Advance shall be made in an amount wherein the aggregate of all Revolving Loans exceeds Loan Availability for the Revolving Loan then in effect; further provided, Borrower may not request Advances after March 13, 2024 (other than with respect to interest payable pursuant to Section 2.3(a) of this Agreement), without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion. Subject to the terms and conditions hereof, Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Loan Termination Date. If at any time an Over-Advance exists, Borrower shall immediately, and without the necessity of a demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess, and a failure to do so shall constitute an Event of Default. In the event that the availability of the Revolving Loan hereunder expires by the terms of this Agreement, or by the terms of any agreement extending the Maturity Date of the Revolving Loan, Lender may, in its sole discretion, continue to make requested advances; however, it is expressly acknowledged and agreed that, in such event, Lender shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of the Revolving Loan at any time and the making of any such advances shall not be construed as a waiver of such right by Lender.

(s)            Section 2.2 “Disbursement of Revolving Loan” of the Credit Agreement is hereby amended and restated as follows:

With the exception of Lender making Advances to itself pursuant to Section 2.7 and Section 4.3, Borrower may not make any Advance requests after March 13, 2024.

(t)            Section 2.3(a) “Interest” of the Credit Agreement is hereby amended and restated as follows:

Subject in all cases to the terms and conditions of this Agreement, for the period beginning on the Closing Date and ending on the Revolving Loan Termination Date, the Revolving Loan or Revolving Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the unpaid principal amount thereof from the date such Revolving Loan is advance until maturity (whether by acceleration or otherwise) at a floating rate per annum equal to the Note Rate (including at the Default Rate, if applicable), payable in arrears on the 1st day of each calendar month, with payments beginning on the 1st day of the month following the Closing Date, and continuing on the 1st day of each calendar month thereafter. Borrower hereby authorizes Lender to advance monthly interest payments to itself pursuant to Section 4.3 below.

(u)            Section 2.7 “Protective Advance” of the Credit Agreement is hereby amended and restated as follows:

Lender may initiate an Advance in its sole discretion for any reason when an Event of Default exists or after the Revolving Loan Termination Date, without Borrower’s compliance with any of the conditions of this Agreement, and (a) disburse the proceeds directly to any Person in order to protect Lender’s interest in Collateral or to perform any of Borrower’s obligations under this Agreement, or (b) apply the proceeds to the amount of any Obligations then due and payable to Lender. Borrower shall be responsible to repay any Over-Advances arising as a result of this Section 2.7 and any such Over-Advance shall constitute Obligations due and payable to Lender hereunder.

(v)            Section 3.3 “Inspection Fees” of the Credit Agreement is hereby amended and restated as follows:

At Lender’s option and request, Borrower shall pay to Lender reasonable fees and out-of-pocket costs incurred in connection with inspection of the Collateral performed by Lender or its agents or representatives as more particularly described in Section 7.6.

(w)            Section 4.3 “Authorization for Direct Payment” of the Credit Agreement is hereby amended and restated as follows:

To effectuate any payment due under this Agreement, Borrower hereby requests and authorizes Lender to make advances directly to itself (to be charged against the Revolving Loan Sublimit) for payment and reimbursement of all interest, charges, actual and reasonable costs and expenses incurred by Lender in connection with the Loan, including, but not limited to, (i) interest due on the Loan, the Closing Fee, and other fees due to Lender in connection with the Loan; (ii) all filing, search, recording and registration fees and charges; (iii) all casualty, liability or other insurance premiums; and (iv) all reasonable Attorney’s Fees and Costs, including, without limitation, counsel engaged in connection with the enforcement or administration of this Agreement or any of the Loan Documents. Borrower shall be responsible to repay any Over-Advances arising as a result of this Section 4.3 and any such Over-Advance shall constitute Obligations due and payable to Lender hereunder.

(x)            The first paragraph of Section 7.8 “Liens” of the Credit Agreement is hereby amended and restated as follows:

Borrower shall not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Collateral, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for the following (collectively, “Permitted Liens”):

(y)            Section 8.1(b) of the Credit Agreement is hereby amended and restated as follows:

default in the payment of fees payable hereunder, or of any other Obligation payable under any Loan Document, and, in each case, such default shall continue for a period of the earlier of (i) twenty (20) days following the due date thereof, or (ii) twenty (20) days following Lender’s written request for payment thereof;

(z)            Section 8.1(c) of the Credit Agreement is hereby amended and restated as follows:

default in the observance or performance of any other provision hereof or of any other Loan Document or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become actually known to any authorized representative of Borrower, (ii) written notice thereof is given to Borrower by Lender, or (iii) such other time period as set forth in Sections 8.1(f), 8.1(g), 8.1(h) or 8.1(i) (“Cure Period”); provided that if such default is of such a nature that it is not reasonably susceptible to cure within the Cure Period, then within a reasonable time thereafter provided Borrower shall have begun to cure such default within the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for up to thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

6.	Modifications to Security Agreement. Effective as of the date of this Agreement and upon the terms and subject to the conditions set forth in this Agreement, the following provisions of the Security Agreement are hereby amended as follows:

(a)            The definition of “Event of Default” in Section 1(a) of the Security Agreement is hereby amended and restated as follows:

“Event of Default” is defined in Section 8.

(b)            Section 8(b) of the Security Agreement is hereby amended and restated as follows:

The breach by Borrower of any of the terms or conditions of this Security Agreement that continues beyond the expiration of all applicable grace or cure periods, if any, or in the absence of such cure period, then if such failure by its nature can be cured, then so long as the priority, validity and enforceability of the liens created by this Security Agreement or any of the other Loan Documents and the value of the Collateral are not impaired, threatened or jeopardized (excluding, for the avoidance of doubt, any change or potential change in the stock price of any securities resulting from volatility in the public markets in the ordinary course), then Borrower shall have a period (“Cure Period”) of thirty (30) days after the earlier of (i) the date on which such failure shall first become actually known to an authorized representative of Borrower or (ii) the date on which Borrower receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period; provided, however, that if such failure by its nature cannot be cured by the payment of a sum of money or is not reasonably susceptible of cure within the Cure Period, then so long as Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate;

(c)            The reference to ten (10) days in the Section 9(a) of the Security Agreement shall be changed to fifteen (15) days.

7.            Effect of Amendments. All references to the Credit Agreement in the Loan Documents shall be amended to refer to the Credit Agreement as amended by this Agreement. All references to the Revolving Loan Promissory Note or the Note in the Loan Documents shall be amended to refer to the Second Amended and Restated Revolving Loan Promissory Note. All references to the Security Agreement in the Loan Documents shall be amended to refer to the Security Agreement as amended by this Agreement.

8.	Ratification of Loan Documents. Borrower hereby ratifies, affirms and acknowledges that all of the Loan Documents remain unmodified and continue in full force and effect except as specifically modified herein, and are hereby ratified and confirmed by Borrower. It is expressly understood and agreed that this Agreement shall in no manner alter or affect (except as expressly provided therein), extinguish or impair any rights and remedies of Lender under the other Loan Documents. Any property or rights to, or interest in, property granted as security in the Loan Documents shall remain as security for the obligations of Borrower under the Loan Documents. Nothing contained in this Agreement shall be understood or construed to be a satisfaction or release in whole or in part of Borrower’s obligations evidenced by the Loan Documents.

9.	Representations and Warranties. Borrower represents and warrants to Lender:

Except as otherwise as disclosed in writing by Borrower to Lender as of the date hereof, no Event of Default under any of the Loan Documents, nor any event, that, with the giving of notice or the passage of time or both, would be an Event of Default under the Loan Documents has occurred and is continuing.

There has been no event that would have a material adverse effect on the financial condition of Borrower.

Except as disclosed in writing by Borrower to Lender as of the date hereof, each and all representations and warranties of Borrower in the Loan Documents are restated and reaffirmed and are accurate on the date hereof to the same extent as though made as of the date of this Agreement, except to the extent such representations and warranties specifically relate to an earlier date.

Borrower has no claims, counterclaims, defenses, or set-offs against Lender with respect to the Loans or the Loan Documents.

The Loan Documents, as modified herein, to which Borrower is a signatory, is the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

Borrower validly exists under the laws of its state of formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents to which Borrower is a signatory. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

10.	Covenants. Borrower hereby covenants with Lender as follows:

(a)            Borrower shall execute and deliver to Lender that certain Second Amended and Restated Revolving Loan Promissory Note.

(b)            Borrower shall cause a paydown of the Loan in the amount of $1,000,000.00.

(c)            Borrower shall cause the delivery of that certain Limited Recourse Pledge Agreement, dated on or about the date hereof, by the Grantors party thereto.

(d)            Borrower and the subordinated creditors shall execute and deliver to Lender a Subordination Agreement, in a form reasonably acceptable to Lender, subordinating related party debt in the amount of $1,000,000.00.

(e)            Borrower and Guarantors shall execute and deliver and provide to Lender such additional agreements, documents or instruments as reasonably required by Lender to effectuate the intent of this Agreement.

(f)            Borrower shall pay to Lender on the effective date of this Agreement a one-time non-refundable upfront commitment fee equal to Two Hundred Forty-Six Thousand and 00/100 Dollars ($2460,000) (“Commitment Fee”). Borrower hereby requests and authorizes Lender to advance directly to itself the Commitment Fee in accordance with Section 4.3 of the Credit Agreement. Borrower agrees and acknowledges that the Commitment Fee is earned fully as of the date of execution of this Agreement and will not be subject to refund, except as required by law, Borrower hereby authorizes Lender to advance to itself the Commitment Fee.

11.	General Release Language. Borrower and Guarantors, for themselves, their successors, heirs, personal representatives, executors, administrators and assigns, do hereby completely and unconditionally fully, finally, and forever release and discharge Lender, together with their respective officers, directors, employees, agents, attorneys and shareholders, as well as their successors and assigns, from and against any and all claims, demands, actions, causes of action, costs, expenses, damages or liabilities of whatever kind or nature, direct, indirect, third-party or derivative, known or unknown, absolute or contingent, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which are based directly or indirectly upon facts, events, transactions or occurrences existing as of the date of this Agreement relating, in any manner whatsoever, to this Agreement and the Loan Documents.

12.	Integration. The Loan Documents, as modified herein, contain a complete understanding of the agreement between Borrower and Lender with respect to the Loan Documents and supercede all prior representations, warranties, agreements, arrangements, understandings and negotiations. No provision of the Loan Documents, as modified herein, may be changed, discharged, supplemented, terminated or waived except in a writing signed by all parties.

13.	No Release. Except as expressly provided in this Agreement, Borrower specifically acknowledges and agrees that nothing contained in this Agreement shall be understood or construed to be a satisfaction or release in whole or in part of any of Borrower’s obligations evidenced by the Loan Documents.

14.	Counterpart Execution. This Agreement may be executed in one or more counterparts (via facsimile, pdf. or other electronic means), each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one physical document.

15.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and each of their respective successors and assigns.

16.	Savings Clause. If any provision of this Agreement is held to be invalid, void or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein, as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect, without being impaired or invalidated in any way.

17.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

18.	WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BETWEEN BORROWER AND LENDER THAT THE RESPECTIVE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND ANY AND ALL OTHER LOAN DOCUMENTS.

19.	Lender’s Non-Waiver. Lender’s failure to insist upon strict performance of any terms hereof or as set forth in the Loan Documents shall not be deemed to be a waiver of any terms of this Agreement or of the Loan Documents. Lender may exercise any right or remedy it may have under this Agreement without prejudice to any additional rights or remedies Lender may have under the Loan Documents, or any other agreement between Lender and Borrower.

20.	Miscellaneous. Time is of the essence for the payment and performance of all of the obligations and duties contained in this Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter covered herein, and supercedes all prior agreements (oral or written), negotiations and discussions among the parties relating thereto. Lender’s consent to this Agreement shall not be construed as consent by Lender to any future modification of the Loan Documents.

[Signature Page to Follow]

IN WITNESS WHEREOF, Borrower and Lender have executed this Second Modification of Loan Documents by and through their duly authorized representatives to be effective as of the date first above written.

“BORROWER”

IMMUNOGENX, INC.,
a Delaware corporation

By:	/s/ Jack A. Syage
Name:	Jack A. Syage
Title:	Authorized Representative

[Borrower Signature Page to the Second Modification of Loan Documents]

“LENDER”

MATTRESS LIQUIDATORS, INC.,
a Colorado corporation

By:	/s/ David Dolan
Name:	David Dolan
Title:	Chief Executive Officer